                                                                    EXHIBIT 10.2

                              RAINFOREST CAFE, INC.

                                OPTION AGREEMENT


         OPTION AGREEMENT made effective as of the [ ] day of _____, 1998, by and between Rainforest Cafe, Inc., a Minnesota corporation (the "Company"), and
[       ] ("Employee").


                                   BACKGROUND


         A. Employee has been hired to serve as a full-time employee of the Company.

         B. Employee is not an executive officer of the Company as such term is defined in Rule 16(a) of the Securities Exchange Act of 1934.

         C. The Company desires to induce Employee to continue to serve the Company as an employee.

         D. The Company had adopted a 1998 Non-Executive Stock Option Plan (the "Plan") pursuant to which non-qualified options to purchase Common Stock of the Company may be issued to Non-Executive Employees of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants from the Plan to Employee the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of [ ] shares of the Common Stock, without par value, of the Company (the "Shares") (such number being subject to adjustment as provided in paragraph 8 hereof) subject to the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $[ ] per Share.

         3. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Employee. The Option shall vest on a pro-rata basis in installments over a [ ] year period, beginning on the date of the first anniversary of the date of this Agreement and continuing on each subsequent anniversary date (hereinafter referred to singularly as a "Vesting Date" and collectively as "Vesting Dates") until the Option is fully vested, as set forth in the following schedule:

         Total Shares
    Subject to Vested Option                              Vesting Date
    ------------------------                              ------------

         [               ]                              [               ]
         [               ]                              [               ]
         [               ]                              [               ]
         [               ]                              [               ]
         [               ]                              [               ]
         [               ]                              [               ]


         In the event that the Employee ceases to be employed by the Company, for any reason or no reason (other than as provided in the Plan), with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Employee's rights to and under such non-vested parts of the Option shall terminate.

         4. Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event that Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, Employee or his/her legal representative shall have six (6) months from the date of such termination of his/her position as an employee to exercise any part of the Option vested pursuant to Sections 3 or 4 of this Agreement. Upon the expiration of such six (6) month period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

         5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such Shares, in which event the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Company for the payment of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares. Payment of such purchase price may take the form of cash, shares of stock of the Company, the total market value of which equals the total purchase price, or any combination of cash and shares of the Company, the total market value of which equals the total purchase price. Any such notice shall be deemed given when received by the Company at its principal place of business. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         6. Rights of Option Holder. Employee, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of all or any part of the Option.

         7. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Employee, only by Employee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

         8. General. The Option is granted pursuant to the Company's 1998 Non-Executive Stock Option Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                       RAINFOREST CAFE, INC.


                                       ---------------------------------------


                                       By
                                         -------------------------------------
                                           Its
                                              ----------------------------------